SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                          ____________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 5, 1998

                            Moog Inc.
_________________________________________________________________
       (Exact Name of Registrant as Specified in Charter)


   New York                       1-5129         16-0757636
_________________________________________________________________
(State or Other Jurisdiction   (Commission    (IRS Employer
 of Incorporation)              File Number)  Identification No.)


   East Aurora, NY                                    14052
_________________________________________________________________
  (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (716) 652-2000



                              NONE
_________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)





















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Item 5.   Other Events.
          ____________

          On February 5, 1998, Moog Inc., pursuant to the exercise of the over-allotment option provided in connection with the Company's underwritten public offering, closed the sale of an additional 55,000 shares of its Class A common stock to Morgan Stanley & Co. Incorporated and Cowen & Company as representatives of the underwriters. The shares were sold at $32.57 per share which represents the original purchase price, less underwriting discounts and commissions. The net proceeds from the sale pursuant to this over-allotment option was $1,791,350. The shares of Class A common stock were offered pursuant to Registration Statement No. 333-40863.













































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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MOOG INC.

                                         MOOG INC.
                                         (Registrant)


Date:  February 6, 1998       By: /s/ John B. Drenning
                                          John B. Drenning
                                          Secretary










































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